[GRAPHIC] [CONMED CORPORATION][GRAPHIC]

COMMON STOCK PAR VALUE $.01 INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK CUSIP 207410 10 1

FULLY PAID AND NON-ASSESSABLE SHARES, PAR VALUE $.01 EACH, OF THE COMMON STOCK OF

CONMED Corporation

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and a facsimile of its corporate seal to be hereunto affixed.

Dated:                                         Thomas M. Acey                                                             Eugene R. Comsartr

[Corporate Seal]                         Treasurer and Secretary                                                 Chairman of the Board, CEO and President

Countersigned and Registered:

REGISTRAR AND TRANSFER COMPANY,

BY

Transfer Agent and Registrar

Authorized Signature

CONMED CORPORATION

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and the designation, relative rights, preferences and limitations of each series of any class of preferred shares authorized to be issued in series so far as the same have been fixed and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN—as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—Custodian

(Cust) (Minor)

under Uniform Gifts to Minors

Act

(State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto

Please insert social security or other identifying number of assignee

Please print or typewrite name and address including postal zip code of assignee

Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.